                             MASTER LEASE AGREEMENT
                             ----------------------

         THIS AGREEMENT is made this ____ day of October, 1998, between TRITEL COMMUNICATIONS, INC., a Delaware corporation, with its principal offices located at 1410 Livingston Lane, Jackson, Mississippi 39213 ("TRITEL") and CROWN COMMUNICATION INC., a Delaware corporation, with its principal offices located at Southpointe, 375 Southpointe Boulevard, Canonsburg, Pennsylvania 15317 ("CROWN").

                                   WITNESSETH:

         WHEREAS, CROWN owns, controls and will be constructing communications facilities throughout the United States;

         WHEREAS, TRITEL desires to lease space on certain communications facilities owned or otherwise controlled by CROWN (hereinafter generally referred to as "Leased Premises"); and

         WHEREAS, CROWN and TRITEL are desirous of establishing terms and conditions which will apply to multiple sites located in the United States which are to be leased by CROWN to TRITEL.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                 1. SITE LEASES

         1.1. SITE LEASE ACKNOWLEDGMENTS. This Agreement contains the basic terms and conditions upon which each communications facility is leased by CROWN to TRITEL. That portion of each location wherein CROWN owns or otherwise controls a communications facility which is leased by TRITEL pursuant to this Agreement will be individually referred to as a "Site." When the parties agree on the particular terms for the lease of a Site, the parties will execute a Site Lease Acknowledgment ("SLA") in the form attached hereto as Exhibit "A" which describes the specific location, description and size of the Site for each particular communications facility. TRITEL shall indicate its interest in a particular communications facility by completing and forwarding an executed SLA to CROWN. The SLA shall become effective and become part of this Agreement upon its execution by both CROWN and TRITEL. The parties acknowledge and agree that, notwithstanding any other language in this Agreement to the contrary, TRITEL's use of a Site pursuant to this Agreement does not constitute a conveyance of any interest in real estate to TRITEL. The relationship between CROWN and TRITEL is not one of tenancy and no leasehold interest or other interest in real estate has been or will be created.

         1.2. INITIAL SITES. TRITEL is interested in leasing from CROWN the Sites set forth on Exhibit "B" attached hereto. CROWN shall use its best efforts to provide SLAs for all Sites listed on Exhibit "B".

                                     2. USE

         The Site may be used by TRITEL only for the installation, operation and maintenance of unmanned radio communications equipment consistent with the terms of the SLA. TRITEL must, at TRITEL's sole expense, comply with all laws, orders, ordinances, regulations and directives of applicable federal, state, county and municipal authorities or regulatory agencies including, without limitation, the Federal Communications Commission ("FCC"). TRITEL must operate its equipment in a manner that does not interfere with the operations at the communications facility or any other prior existing users of the communications facility. CROWN agrees to cooperate with TRITEL, at TRITEL's expense, in executing such documents or applications required in order for TRITEL to obtain such licenses, permits or other governmental approval needed for TRITEL's permitted use of the Site.

         Notwithstanding the foregoing, CROWN shall obtain, at CROWN's expense, any municipal permits necessary for the initial installation of the Site. TRITEL will maintain the Site in a reasonable condition and in a manner that will not interfere with other uses of the communications facility.

                                    3. TERM

         3.1. TERM OF AGREEMENT. The term of this Agreement shall be five (5) years commencing on the date first written above with up to five (5) automatic annual extensions unless either party gives the other party written notice of its intent to terminate at least six (6) months prior to the end of the then current term.

         3.2. TERM OF SLA. Each Site leased by CROWN to TRITEL pursuant to an SLA shall be leased for an initial term (the "Initial Term") of five (5) years with the commencement date as of the first (lst) day of the month following the commencement of the installation of TRITEL's antennas and transmission lines at the Site so long as the installation continues in a timely fashion ("Commencement Date"). The term of each particular SLA shall automatically be extended for up to four (4) additional five (5) year terms (each a "Renewal Term") unless TRITEL terminates it at the end of the then current term by giving CROWN written notice of the intent to terminate at least six (6) months prior to the end of the then current term; provided, however, that the term of all SLAs shall continue for their respective terms and shall not necessarily terminate upon the expiration of the term of this Agreement. Notwithstanding the foregoing, if CROWN's rights in the Site are derived from a prime lease or other agreement with a third party ("Prime Lease") and such Prime Lease has a shorter term or extension terms than those provided for under this paragraph, then TRITEL's right to extend any particular SLA shall only be for as long as CROWN retains its interest in the same applicable property pursuant to said Prime Lease.

                                    4. FEES

         4.1. ANNUAL FEE. The annual fee shall be paid in equal monthly installments beginning on the Commencement Date and continuing on the first day of each and every month thereafter. Payments shall be made to CROWN, or such other person, firm or place as CROWN may, from time to time, designate in writing at least thirty (30) days in advance of any fee payment date. The amount of the annual fee shall be that amount designated on the applicable SLA. The fee amounts for an SLA shall be calculated according to the schedule set forth in Exhibit "C" attached hereto which amounts shall be adjusted on each Adjustment Date according to the formula set forth in Section 4.2.

         4.2. FEE ADJUSTMENT. The annual fee and other fees identified in this Agreement (including those fees listed in Exhibit "C") shall be adjusted upward (collectively "Adjusted Fee") on the second anniversary of the date of this Agreement and every annual anniversary thereafter ("Adjustment Date") by [CONFIDENTIAL TREATMENT REQUESTED].

         4.3. ADDITIONAL FEES. TRITEL shall pay as additional fees any increase in taxes or other assessment, including but not limited to real estate taxes, and any new taxes or assessments levied against the Leased Premises. The additional fee paid by TRITEL shall be determined based upon TRITEL's percentage of the total tax or assessment or increase thereof, wherein the numerator is the monthly fee payment made by TRITEL for the Site and the denominator is the total monthly fee payments received by CROWN from all users of that which occur as a direct result of the placement of TRITEL's equipment, antennae and communications facility upon the Site. CROWN will provide reasonable documentation of real estate taxes attributable to the improvements, or portions thereof, that are constructed or installed by or on behalf of TRITEL.

         4.4. INTEREST. Any fee not paid within ten (10) business days of when due may, at CROWN's option, bear interest until paid at the lesser of:

            4.4.1. The rate of [CONFIDENTIAL TREATMENT REQUESTED] per annum; or

            4.4.2. The maximum rate allowed under the laws of the jurisdiction in which the Site is located.

         4.5. OTHER AMOUNTS. Any sums due to CROWN under this Agreement which are not specifically defined as "Fees" are hereby deemed additional fees and are subject to the interest charges and adjustments as specified herein and in the other provisions of this Agreement which address fees.

                                    5. ACCESS

         TRITEL shall have free access during the term of an SLA to the Site twentyfour (24) hours per day, seven (7) days per week. TRITEL acknowledges that the foregoing access rights are subject to any restrictions identified in the underlying real estate interests related to the communications facility, including but not limited to any restrictions identified in the Prime Lease; provided, however, CROWN will provide TRITEL prior written notice of any such restrictions that are not indicated in the Prime Lease attached to the applicable SLA. In the event TRITEL, its agents or contractors perform any work at a Site, TRITEL will indemnify and reimburse CROWN for any and all claims of liability or losses by any third party resulting from any actual damages or losses sustained by CROWN resulting from any down time in operation directly attributable to TRITEL's work at a Site. CROWN shall furnish TRITEL with necessary devices for the purpose of ingress and egress to the said Site and communications facility. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of TRITEL or persons under their direct supervision will be permitted to enter said Site. TRITEL will retain ownership of all buildings, equipment and appurtenances TRITEL installs at any Site; provided, however, that the removal of said equipment will not adversely affect the integrity of any structures.

                        6. IMPROVEMENTS AND CONSTRUCTION

         6.1. APPROVED COMMUNICATIONS FACILITY. TRITEL has the right, at TRITEL's sole cost and expense, to erect, maintain, replace and operate at the Site only that communications equipment specified on the SLA. It is understood that TRITEL shall have the right at each and every Site, subject to compliance with the terms of this Agreement and particularly those set forth in this Section, to replace the equipment described in an SLA with similar and comparable equipment so long as: (a) there is no greater wind loading, structural loading, size, weight or height; and, (b) the equipment operates at the frequency or range of frequencies designated in the applicable SLA, or at the frequency or range of frequencies identified in TRITEL's current FCC licenses or successor licenses thereto, for the transmission of wireless communications signals at that given Site. It is understood that any such replacement equipment must be frequency compatible with then existing uses of the Site and that any change in frequency shall not interfere with the then existing equipment upon the Site. Prior to commencing any installation or material alteration of a communications facility TRITEL must obtain CROWN's approval of:

            6.1.1. TRITEL's plans for installation or alteration work; and,

            6.1.2. The identity of the contractor performing the installation or material alteration or in any way accessing the tower structure itself.

                   CROWN's approval must not be unreasonably withheld, conditioned or delayed. All of TRITEL's installation and alteration work must be performed:

           6.1.3.  At TRITEL's sole cost and expense;

           6.1.4. In a good and workmanlike manner, using the care and skill ordinarily used by members of the profession practicing under similar conditions at the same time and in the same geographic area;

           6.1.5. In accordance with applicable building codes and with the provisions of Exhibit "D" attached hereto; and,

           6.1.6. Must not adversely affect the structural integrity or maintenance of the Site or any structure on or use of the Leased Premises.

         Any alterations to a structure on the Leased Premises must be designed, at TRITEL's sole cost and expense, by an engineer licensed or authorized in the jurisdiction where the Site is located. Notwithstanding the foregoing, for any structural alterations of the communications facility, such engineer must be approved by CROWN which approval will not be unreasonably withheld, conditioned, or delayed. For structural alterations requiring a municipal permit, the engineer must be satisfactory to the local municipality, to the extent required by such municipality.

         Following the initial installation of a Site, any installation, maintenance, material alteration or removal of equipment at a Site by TRITEL and any activities whatsoever requiring access to a tower structure, must be performed by a contractor reasonably acceptable to CROWN (which acceptance may specifically include a requirement that all such contractors provide to CROWN, in advance of any such work, certificates of insurance consistent with the provisions of this Agreement). CROWN's consent thereto shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing contained through section 6.1, TRITEL shall have the right to access and perform routine maintenance upon its equipment without notice to or approval by CROWN.

         Any erection, maintenance, replacement and removal will in no way damage or interfere with CROWN's use of or any operations at the communications facility. If damage or interference is caused by TRITEL and TRITEL fails to make such repair or commence the repairs within thirty (30) days after notice by CROWN, CROWN may make the repairs and the reasonable costs thereof shall be payable to CROWN by TRITEL upon written notice. If TRITEL does not make payment to CROWN within thirty (30) days after such notice, CROWN shall have the right to immediately terminate the applicable SLA. No materials may be used in the installation of the antennas or transmission lines that will cause corrosion or rust or deterioration of the tower structure or its appurtenances.

         6.2. LIENS. TRITEL must keep the Site free from any liens arising from any work performed, materials furnished or obligations incurred by or at the request of TRITEL. If any lien is filed against the Site as a result of the acts or omissions of TRITEL's employees, agents or contractors, TRITEL must discharge the lien or bond the lien off in a manner reasonably satisfactory to CROWN within thirty (30) days after TRITEL receives written notice from any party that the lien has been filed. If TRITEL fails to discharge or bond any lien within such period, then, in addition to any other right or remedy of CROWN, CROWN may, at CROWN's election, discharge the lien by either paying the amount claimed to be due or obtaining the discharge by deposit with a court or a title company or by bonding. TRITEL must pay on demand any amount paid by CROWN for the discharge or satisfaction of any lien, and all reasonable attorneys' fees and other legal expenses of CROWN incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary and reasonable disbursements in connection therewith.

         6.3. WAIVER OF CROWN'S LIEN. CROWN waives any lien rights it may have concerning TRITEL's improvements which are deemed TRITEL's personal property and TRITEL has the right to remove the same at any time without CROWN's consent.

         6.4. POSSESSION. Taking possession of the Site by TRITEL is conclusive evidence that TRITEL:

         6.4.1. Accepts the Site as suitable for the purposes for which they are leased;

         6.4.2. Accepts the Site and any structure on the Site and every part and appurtenance thereof AS IS, with all faults; and,

         6.4.3. Waives any claims against CROWN in respect of defects in the Site or the Leased Premises and its appurtenances, their habitability or suitability for any permitted purposes, except:

                  6.4.3.1. If otherwise expressly provided hereunder;

                  6.4.3.2. If resulting from the negligence or willful
                           misconduct of CROWN, CROWN's employees, agents or contractors;

                  6.4.3.3. If resulting from any known claim by a third party not identified by CROWN in CROWN's representations under this Agreement; or,

                  6.4.3.4. If CROWN had actual or constructive knowledge or
                           should have known of defects and did not disclose those defects to TRITEL.

                            For the purposes of this provision, TRITEL is deemed
                        to take possession upon the Commencement Date of the respective SLA. Conducting tests and inspections on the Site is not the commencement of construction.

                                7. INTERFERENCE

         TRITEL agrees to have installed transmitting and receiving equipment of the type and frequency which will not cause Measurable Interference as defined by the FCC to CROWN and/or other users of the communications facility at the Site whose equipment is properly tuned and operating. A "present user" of the communications facility at the Site shall be defined as a telecommunications provider licensed by the FCC which is located on the communications facility at the Site as of the Commencement Date of each SLA and specifically identified in each SLA and may include without limitation, Crown. In the event TRITEL's equipment causes such interference, with any Present User whose equipment is properly tuned and operating, TRITEL will take all steps necessary to correct and eliminate the interference within fortyeight (48) hours of the notice of such interference by CROWN via facsimile, or via other notice defined in this Agreement, to TRITEL's Director of Network Engineering. CROWN agrees that any future users of the Leased Premises who take possession after the date of execution of any SLA will have installed transmitting and receiving equipment of the type and frequency which will not cause Measurable Interference to TRITEL. If any user of the Site causes Measurable Interference to TRITEL and CROWN does not commence efforts to facilitate the cure of that Measurable Interference, then TRITEL may terminate the applicable SLA after 48 hours written notice from TRITEL. TRITEL will reasonably cooperate with CROWN and any user to help eliminate Measurable Interference provided that reasonable cooperation shall include the expenditure of time and not the expenditure of money. In the event of such termination, TRITEL agrees to waive any other available remedies.

                               8. INDEMNIFICATION

         TRITEL shall indemnify and hold CROWN and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out TRITEL's and/or any of its subcontractors', servants', agents' or invitees' use or occupancy of the Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards as defined in this Agreement, excepting, however, such claims or damages as may be due to or caused by the negligence or willful misconduct of CROWN, or its subcontractors, servants, agents or invitees. If CROWN is made a party to any litigation commenced by or against TRITEL for any of the above reasons, then TRITEL shall protect and hold CROWN harmless and pay all reasonable costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by CROWN in connection therewith.

         CROWN shall indemnify and hold TRITEL and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out CROWN's and/or any of its subcontractors', servants', agents' or invitees' use or occupancy of the Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards as defined in this Agreement, excepting, however, such claims or damages as may be due to or caused by the negligence or willful misconduct of TRITEL, or its subcontractors, servants, agents or invitees. If TRITEL is made a party to any litigation commenced by or against CROWN for any of the above reasons, then CROWN shall protect and hold TRITEL harmless and pay all reasonable costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by TRITEL in connection therewith.

                                  9. INSURANCE

         TRITEL shall maintain at its expense throughout the term of this Agreement, general liability insurance with a combined single limit of Five Million ($5,000,000.00) Dollars for bodily injury and property damage. At execution of this Agreement, TRITEL shall provide to CROWN a Certificate of Insurance evidencing CROWN as an additional insured and which shall contain a provision for thirty (30) day notice to CROWN of cancellation or material change. TRITEL shall also maintain Auto Liability insurance in an amount no less than One Million ($1,000,000.00) Dollars combined single limit for bodily injury and/or property damage. TRITEL must also maintain statutory Workers' Compensation Insurance and Employee's Liability for the statutory limit but in no event less than One Million ($1,000,000.00) Dollars. The amount of the insurance limits identified above shall be increased on every fifth anniversary of the date of this Agreement by twentyfive (25%) percent over the amount of the insurance limits for the immediately preceding five (5) year period.

         All insurers will be rated AX(10) or better and must be licensed to do business in the jurisdiction where the respective Sites are located. The provision of insurance required in this Agreement shall not be construed to limit or otherwise affect the liability of TRITEL.

         TRITEL will not do or permit to be done in or about the Leased Premises nor bring or keep or permit to be brought to the Leased Premises anything that will increase the existing premiums for any insurance policy carried by CROWN covering the Site, any improvements thereon, or the Leased Premises; or, (b) will increase the existing premiums for any such policy

Crown covering the Site beyond that contemplated for the addition of TRITEL's communications equipment and cabinet or building. CROWN acknowledges and agrees that the installation of TRITEL's communications equipment upon the Leased Premises in accordance with the terms and conditions of this Agreement will be considered within the underwriting requirements of any of CROWN's insurers and such premiums contemplate the addition of the communications equipment.

         The parties hereby waive any and all rights of action for negligence against the other which may hereafter arise on account of damages to the premises or Site resulting from any fire, or other casualty of the kind covered by standard fire insurance policies, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties, or either of them. TRITEL and CROWN shall each obtain a Waiver of Subrogation from their respective insurance companies in which said insurance companies also waive their respective rights to recover.

         TRITEL's contractors will maintain Independent Contractor Insurance in the amounts indicated above.

                           10. SURRENDER OF PREMISES

         TRITEL, upon termination of the Agreement or the applicable SLA, shall have removed its equipment, personal property and all fixtures and have restored the Site to its original Condition, reasonable wear and tear excepted. If such time for removal causes TRITEL to remain on the Site after termination of this Agreement or the applicable SLA, the annual fee shall be increased to one and onehalf times the then existing annual fee until such time as the removal of all equipment is completed. Nothing in this provision shall be construed as providing TRITEL the right to hold over and CROWN, immediately upon the termination or expiration of the Agreement or the applicable SLA, shall have the right to remove TRITEL from the Leased Premises.

                          11. COVENANTS AND WARRANTIES

         11.1. CROWN. CROWN warrants, with respect to each particular SLA that:

            11.1.1. CROWN, or the entity for which CROWN possesses the management rights, owns good, marketable fee simple title, has a good and marketable leasehold interest, has the right as a manager or has a valid lease, easement, or other interest in the land on which the Site is located and has the right of access thereto;

            11.1.2. CROWN will not permit or suffer the installation and existence of any other improvement upon the structure or land of which the Site is a portion if such improvement materially interferes with transmission or reception by TRITEL's communications equipment;

            11.1.3. The Leased Premises, to the best knowledge of CROWN, is not contaminated by any Environmental Hazards as defined below;

            11.1.4. Telephone service and electrical service are available to TRITEL at each and every Site with the understanding that TRITEL will pay for utility services needed to operate its communications equipment; and,

            11.1.5. CROWN will keep, at CROWN's expense, the communications structure upon which TRITEL's antennas are installed in good repair as required by law and applicable state and local codes and regulations and shall also comply with all rules and regulations enforced by the FCC and FAA with regard to the lighting, marking and painting.

            11.1.6. CROWN shall also maintain during the term of each SLA property insurance, including coverage for fire, extended coverage, vandalism and malicious mischief on the Site, in an amount not less than 90% of the full replacement cost of the tower and related facilities (excluding, however, all communications equipment at the Site).

         11.2. TRITEL. TRITEL warrants, with respect to each particular SLA that:

            11.2.1. TRITEL will maintain the antennas, transmission lines and other appurtenances in proper operating condition and maintain same as to appearance and safety; and,

            11.2.2. All installations and operations by TRITEL in connection with this Agreement shall meet with all applicable rules and regulations of the FCC and all applicable state and local codes and regulations. CROWN specifically assumes no responsibility for the licensing, operation. and/or maintenance of TRITEL's radio equipment, except as specifically provided herein.

         11.3. MUTUAL. Each party represents and warrants to the other party that:

            11.3.1. It has full right, power and authority to make this Agreement and to enter into the SLAs;

            11.3.2. The making of this Agreement and the performance thereof will not violate any laws, ordinances, restrictive covenants, or other agreements under which such party is bound;

            11.3.3. That such party is qualified to do business in any states in which the Sites are located; and,

            11.3.4. All persons signing on behalf of such party were authorized to do so by appropriate corporate or partnership action.

         11.4. NO BROKERS. CROWN and TRITEL represent to each other that neither has had any dealings with any real estate brokers or other brokers or agents in connection with this Agreement; however if TRITEL subsequently obtains a realtor who will represent TRITEL in regards to this transaction, and then TRITEL shall be responsible for the compensation of that realtor.

         11.5. WARRANTIES AND REPRESENTATIONS. The warranties and representations made in paragraphs 11.1 and 11.3 shall be deemed to be made, reaffirmed, ratified, rewarranted and re-represented upon the execution of each SLA.

                          12. CASUALTY OR CONDEMNATION

         12.1. CASUALTY. If there is a casualty to any structure upon which a TRITEL communications facility is located, CROWN must within ninety (90) days repair or restore the structure. During said period of repair or restoration, fees identified in this Agreement applicable to that Site shall be abated. Upon completion of such repair or restoration, TRITEL is entitled to reinstall TRITEL's communications equipment. In the event such repairs or restoration will reasonably require more than ninety (90) days to complete, TRITEL is entitled to terminate the applicable SLA upon thirty (30) day's prior written notice. During such restoration period, TRITEL may request to install or place a temporary communications facility upon the Site to operate its communications facility. Such installation shall be approved by CROWN and TRITEL, and rental reduction shall be negotiated prior to such installation.

         12.2. CONDEMNATION. If there is a condemnation of the Site which renders the Site unusable, including without limitation a transfer of the Site by consensual deed in lieu of condemnation, then the SLA for the condemned Site will terminate upon transfer of title to the condemning authority, without further liability to either party under this Agreement. TRITEL is entitled to pursue a separate condemnation award for TRITEL's communications equipment and interest in the Site, from the condemning authority.

                                  13. DEFAULT

         13.1. TRITEL'S DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default" by TRITEL under this Agreement:

            13.1.1. If TRITEL fails with respect to any Site to pay any fee or other sums payable by TRITEL within twenty (20) business days of TRITEL's receipt of written request for payment;

            13.1.2. Breach of any representation, warranty or covenant set forth in this Agreement including any SLA, with the exception of the nonpayment of any fee or other sums by TRITEL, which is not cured within thirty (30) days of receipt of written notice, except such thirty (30) day cure period will be extended as reasonably necessary to permit TRITEL to complete the cure so long as TRITEL commences the cure within such thirty (30) day period and thereafter continuously and diligently pursues and completes such cure;

            13.1.3. If any petition is filed by or against TRITEL, under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with respect to any petition filed against TRITEL, such petition is not dismissed within sixty (60) days after the filing thereof), or TRITEL is adjudged bankrupt, or insolvent in proceedings filed under any section or chapter of the present or any future Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

            13.1.4. If a receiver, custodian or trustee is appointed for TRITEL or for any of the assets of TRITEL and such appointment is not vacated within sixty (60) days of the date of appointment;

            13.1.5.   If TRITEL makes a transfer in fraud of creditors; or,

            13.1.6. If TRITEL's equipment is found to be interfering as described in this Agreement and said interference is not timely corrected as provided herein.

         13.2. CROWN'S REMEDIES. If an Event of Default occurs, in addition to any other remedy at law or equity, CROWN (without notice or demand except as expressly required above) may terminate this Agreement or the applicable SLAs, in which event TRITEL will immediately surrender the Sites to CROWN. TRITEL will become liable for damages equal to the total of:

            13.2.1.   The actual and reasonable costs of recovering the Sites;

            13.2.2. The fee earned as of the date of termination, plus interest thereon from the date due until paid;

            13.2.3. The amount by which any fees and other benefits that CROWN would have received under the SLAs for the remainder of the term under the SLAs; and

            13.2.4.   All other sums of money and damages owing by to CROWN.

         CROWN may elect any one or more of the foregoing remedies with respect to this Agreement or to any particular SLA. CROWN agrees to waive recovery of consequential damages.

         13.3. CROWN'S DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default":

            13.3.1. If CROWN is in breach of any representation, warranty or covenant set forth in this Agreement and such breach is not cured within thirty (30) days of receipt of written notice thereof, except such thirty (30) day cure period will be extended as reasonably necessary to permit CROWN to complete the cure so long as CROWN commences the cure within such thirty (30) day period and thereafter continuously and diligently pursues and completes such cure;

            13.3.2. If any petition is filed by or against CROWN, under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with the respect to any petition filed against CROWN, such petition is not dismissed within sixty (60) days after the filing thereof), or CROWN is adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present or any future Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

            13.3.3. If a receiver, custodian or trustee is appointed for CROWN or for any of the assets of CROWN and such appointment is not vacated within sixty (60) days of the date of appointment; or,

            13.3.4.   If CROWN makes a transfer in fraud of creditors.

         13.4. If an Event of Default occurs, TRITEL may, in addition to any other remedy available at law or in equity, at TRITEL's option upon written notice:

            13.4.1.   Terminate the applicable SLA;

            13.4.2. Incur any reasonable expense necessary to perform the obligation of CROWN specified in such notice and invoice CROWN for the reasonable expenses, together with interest as set forth herein from the date named. Any invoice shall be accompanied by documentation detailing reasonable expenses. If CROWN fails to reimburse the costs within thirty (30) days of receipt of written notice, then TRITEL is entitled to offset and deduct such expenses from the fees or other charges next becoming due under any SLA.

TRITEL may elect any one or more of the foregoing remedies with respect to any particular SLA. TRITEL agrees to waive recovery of consequential damages.

                           14. ENVIRONMENTAL MATTERS

         CROWN represents and warrants that to the best of CROWN's knowledge there are no Environmental Hazards on any Site. Nothing in this Agreement or in any SLA will be construed or interpreted to require that TRITEL remediate any Environmental Hazards located at any Site unless TRITEL or TRITEL's officers, employee, agents or contractors placed the Environmental Hazards on the Site. TRITEL will not bring to, transport across or dispose of any Environmental Hazards on any particular Leased Premises or Site without CROWN's prior written approval, which approval shall not unduly be withheld or delayed. TRITEL's use of any approved substances constituting Environmental Hazards must comply with all applicable laws, ordinances and regulations governing such use.

         The term "Environmental Hazards" means hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyl (PCB), petroleum or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks. The term "hazardous substances" shall be defined in the Comprehensive Environmental Response, Compensation, and

Liability Act, and any regulations promulgated pursuant thereto. The term "pollutants" shall be as defined in the Clean Water Act, and any regulations promulgated pursuant thereto. This Section shall survive termination of the Agreement and any particular SLA.

                        15. COVENANT OF QUIET ENJOYMENT

         CROWN covenants that TRITEL, on paying the rent and performing all the terms, covenants and conditions of this Agreement, shall peaceably and quietly have, hold and enjoy the Leased Premises.

                              16. ENTIRE AGREEMENT

         It is agreed and understood that this Agreement, including all SLAs, contain all the agreements, promises and understandings between CROWN and TRITEL and that no verbal or oral agreements, promises or understandings shall be binding upon either CROWN or TRITEL in any dispute, controversy or proceeding at law, and any addition, variation or modification to this Agreement shall be void and ineffective unless made in writing signed by the parties.

                               17. GOVERNING LAW

         The laws of the Commonwealth of Kentucky, disregarding conflict of law principles, shall govern this Agreement. Further, each party submits to the jurisdiction of any federal or commonwealth court sitting in Louisville, Kentucky.

                                 18. ASSIGNMENT

         This Agreement may not be sold, assigned or transferred, in whole or in part, by TRITEL without prior approval or consent of CROWN which consent may not be unreasonably withheld, delayed or conditioned; provided, however, that TRITEL may assign its interest in this Agreement to its parent company, any subsidiary or affiliate, or to any successor-in-interest or entity acquiring 51% or more of its stock or assets, or that has net worth of at least $25,000,000.00. It is understood that any such assignment shall not relieve TRITEL of any liability for performance of this Agreement. TRITEL acknowledges that TRITEL is the current holder of all FCC Licenses for the Sites and for the equipment installed at the Sites pursuant to this Agreement.

                                19. SEVERABILITY

         If any provision of this Agreement or any SLA is invalid or unenforceable with respect to any party, the remainder of this Agreement, or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, is not to be affected and each provision of this Agreement is valid and enforceable to the fullest extent permitted by law.

                                 20. NO WAIVER

         No provision of this Agreement will be deemed to have been waived by either party unless the waiver is in writing and signed by the party against whom enforcement is attempted. The rights granted in this Agreement are cumulative of every other right or remedy that the enforcing party may otherwise have at law or in equity or by statute and the exercise of one or more rights or remedies will not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                               21. REPRESENTATION

         The parties acknowledge and agree that they have been represented by counsel and that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

                                  22. NOTICES

         All notices hereunder shall be in writing and shall be given by (i) established express delivery service which maintains delivery records, (ii) hand delivery, or (iii) certified or registered mail, postage prepaid, return receipt requested. Notices may also be given by facsimile transmission, provided the notice is concurrently given by one of the above methods. Notices are effective upon receipt, or upon attempted delivery if delivery is refused or if delivery is impossible because of failure to provide reasonable means for accomplishing delivery. The notices shall be sent to the parties at the following addresses:

         As to Licensee:    Tritel Communications, Inc.
                            1410 Livingston Lane
                            Jackson, MS 39213
                            Attn: Kenneth F. Harris

         As to CROWN:       Crown Communication Inc.
                            Crown Square at Southpointe
                            375 Southpointe Boulevard
                            Canonsburg, PA 15317
                            Attention: Legal Department

         CROWN or TRITEL may from time to time designate any other additional address for this purpose by giving written notice to the other party.

                               23. BINDING EFFECT

         This Agreement shall extend to and bind the heirs, personal representatives, successors and assigns of the parties hereto.

                           24. PRIME LEASE AGREEMENT

         The parties acknowledge that CROWN's rights in the Site may be derived from a separate agreement with a third party hereinafter referred to generally as a "Prime Lease" in which CROWN is lessee, grantee or licensee therein. If this is the case, a copy of said Prime Lease shall be attached as Exhibit "4" to the SLA, and the following provisions shall be applicable. In the event approval of the prime lessor, grantor or licensor is required in the Prime Lease, the effectiveness of any SLA concerning such property shall be specifically subject to the obtaining of such approval and CROWN will exercise its reasonable efforts to obtain such approval at no additional cost to CROWN. Further, all the terms, conditions and covenants contained in this Agreement shall be specifically subject to and subordinate to the terms and conditions of any Prime Lease affecting the Site which is the subject of the particular SLA. In the event any of the provisions of the Prime Lease supersede or contradict the terms of this Agreement, such terms of this Agreement shall be deemed deleted or superseded to the extent of the contradiction as applicable to the Site utilized by TRITEL. Further, TRITEL agrees that the SLA shall be subject to the terms of the Prime Lease. Lastly, in the event the Prime Lease terminates for any reason, the SLA relating to the Site covered by said Prime Lease shall be deemed to have terminated effective the date of the termination of the Prime Lease.

                                25. TERMINATION

         In the event any previously approved zoning or governmental permit affecting the use of the property or the Site as a communications facility is withdrawn or terminated, the SLA relating to the property covered by said permit or approval shall be deemed to have been terminated effective the date of the termination of the permit or approval.

         In addition to any other rights to terminate an SLA, CROWN has the right to terminate an SLA and all of TRITEL's rights to the premises pursuant to the SLA if any equipment placed on the Site by TRITEL unreasonably interferes with any equipment located on said Leased Premises and TRITEL fails to resolve such interference problem as provided herein.

                26. MAINTENANCE OF TOWER AND COMPLIANCE WITH LAW

         CROWN, at CROWN's sole cost and expense, shall maintain the tower, and any other portions of the Property and improvements thereto, in good order and repair, wear and tear, damage by fire, the elements or other casualty excepted. CROWN shall be responsible for compliance with any applicable marking and lighting requirements of the FAA and the FCC and any and all other applicable rules, laws, regulations which are applicable to any tower or other structure and any property under each SLA. Notwithstanding the foregoing, TRITEL shall be responsible for compliance with all applicable rules, laws, regulations which are applicable to TRITEL's equipment, antennae, cabinet and other items and property belonging to TRITEL.

                                 27. SUPERSEDES

         This Agreement revokes and supersedes any other oral or written agreements between the parties, whether or not in writing, that pertain to the subject matter described herein. Notwithstanding the foregoing, the parties agree to be bound by that Confidentiality Agreement dated October 8, 1998.

         Notwithstanding anything contained in these exhibits and schedules, in the event that there is any conflict between the terms of these exhibits and schedules and paragraph 7 of this Agreement, the terms and provisions of the exhibits and schedules shall control.

                         28. COMPLIANCE WITH FCC RADIO
                        FREQUENCY RADIATION REQUIREMENTS

         28.1. TRITEL'S INSTALLATION OR MODIFICATION OF EQUIPMENT AT THE SITES. If TRITEL's installation or modification of equipment at a Site would put any user of the Site into noncompliance with the FCC's exposure limits for radio frequency radiation, then (i) in the event that such noncompliance can be cured by limiting the general public's access to the Site, TRITEL shall pay its prorata costs associated with limiting access to the Site prior to making such installation and/or modification; or, (ii) in the event such noncompliance can be cured by modifying the equipment of existing users of the Site, and such users consent to such modifications, TRITEL shall pay its prorata costs associated with making such modifications.

         28.2. FUTURE COOPERATION. In the event that future installations and/or modifications proposed by third parties would put any user of the Site into noncompliance with the FCC's exposure limits for radio frequency radiation and cannot be cured by limiting access to the Site, TRITEL shall not unreasonably withhold its consent, when requested by CROWN, to modify its equipment so long as all costs associated with making such modifications to TRITEL's equipment are borne by the party proposing such installation and/or modification. TRITEL further agrees that in the event that there is any change to applicable rules, regulations and procedures governing radio frequency radiation which put the Site into noncompliance with the FCC's or any other governmental agency's exposure limits for radio frequency radiation, TRITEL will cooperate with CROWN and other users of the Site to bring the Site into compliance, which cooperation shall include but not be limited to sharing pro rata the costs associated with bringing the Site into compliance.

         28.3. PROTECTION OF WORKERS. TRITEL agrees to reduce power or suspend operation if necessary and upon reasonable notice to prevent possible overexposure of workers or the public to RF radiation. In the event that such reduction or suspension causes a material reduction or impairment in service and/or impairs in building coverage and the coverage objectives of TRITEL to the applicable communications facility at the applicable Site for a period of ten
(10) days or more, TRITEL shall have the right to terminate the applicable SLA (without further remedy or right of recovery).

         28.4. CROWN'S OBLIGATIONS. CROWN agrees not to permit any subsequent installation and/or modification on or to the Site if such installation and/or modification would put any user of the Site into noncompliance with the FCC's exposure limits for radio frequency radiation. CROWN further agrees to limit access to the general public in areas where the FCC's exposure limits are exceeded and agrees to post appropriate signs warning the general population of such limited access.

         28.5. MUTUAL CERTIFICATIONS. CROWN and TRITEL each certifies to the other that it has adopted a safety plan for its employees and requires certification of its subcontractors working in the vicinity of the Site to ensure that no such person is exposed to RF emissions in excess of the limits specified by the FCC, its employees and subcontractors, have been directed to comply with their respective safety plan.

                               29. THIRD PARTIES

         Any obligations imposed on TRITEL in this Agreement shall be equally and fully applicable to any other third parties that TRITEL brings on to the property or comes upon the property through or under the authority of TRITEL. Any breach by such other third parties shall be deemed a breach by TRITEL of this Agreement and TRITEL shall be fully liable and responsible to CROWN pursuant to the terms of this Agreement for such breach.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.

                         TRITEL COMMUNICATIONS, INC.

                         By:    _____________________________________
                                Jerry M. Sullivan, Jr. Executive Vice President and Chief Operating Officer

                         CROWN COMMUNICATION INC.

                         By:    _____________________________________
                                John P. Kelly, Executive Vice President
                                and Chief Operating Officer

                                                      Echo 013 KY-LEX, Lexington


                    EXHIBIT "A" TO THE MASTER LEASE AGREEMENT
                    -----------------------------------------

                            SITE LEASE ACKNOWLEDGMENT

         This Master Lease Site Lease Acknowledgment ("SLA") is made and entered into as of this ____ day of _______, 1999, by and between TRITEL COMMUNICATIONS, INC., a Delaware corporation ("TRITEL") and CROWN COMMUNICATION INC., a Delaware corporation, d/b/a CROWN COMMUNICATIONS ("CROWN"), pursuant and subject to that certain Master Lease Agreement (the "Agreement") by and between the parties hereto, dated as of October 30, 1998. All capitalized terms have the meanings ascribed to them in the Agreement.

         1. The Site shall consist of a portion of that certain parcel of property, located in the City of Lexington, the County of Fayette, and the State of Kentucky, more particularly described as all of Lot 3-C1 Block "A", Unit 3, Lakeview Industrial Subdivision, together with the non-exclusive right for ingress and egress, seven (7) days a week twentyfour (24) hours a day, on foot or motor vehicle, including trucks, and for the installation and maintenance of utility wires, poles, cables, conduits, and pipes over, under, or along a rightofway extending from the nearest public rightofway to the premises, said premises and rightofway for access being substantially as described herein in Exhibit "4" (collectively the "Site") to the SLA attached hereto and made a part hereof.

         2. TRITEL shall have the right to install its antennas and equipment consistent with the specifications and in the locations described below:

Manufacturer and type-number:                          Tx: Three (3) Allgon 7200.01
                                                       Rx: Three (3) Allgon 7251.01

Number of antennas:                                    Six (6)

Weight and dimension of antenna(s) (LxWxD):            Tx: 13.2 lbs., 74.8" x 5.5" x 2"
                                                       Rx: 17.6 lbs., 75" x 5" x 3.2"

Transmission line mfr. & type no.:                     Comscope CR50-1873PE

Diameter & length of transmission line:                1 5/8", 315'

Location of antennas (as described in
Exhibit "2" attached hereto and made a
part hereof):                                          Echo 013 KY-LEX, Lexington

Centerline height of antenna(s) on structure:          265'

Direction of radiation:                                0(o), 0(o), 120(o), 120(o), 240(o), 240(o)

                                                      Echo 013 KY-LEX, Lexington

Equipment   building/floor      space
dimensions (as described in Exhibit "3"
attached  hereto  and made  part hereof):     To be mounted in Room A in a 9' x
                                              10' lease area within CROWN's
                                              equipment building.

Frequencies/Max Power Output                  Tx: 1950-1965

                                              Rx: 1950-1965

         3. The first (1st) annual fee payment due and payable by TRITEL to CROWN is [CONFIDENTIAL TREATMENT REQUESTED] per year, payable in equal monthly installments of [CONFIDENTIAL TREATMENT REQUESTED], in accordance with the Agreement. Any future fee adjustments shall be calculated in accordance with the Agreement.

         4. The parties acknowledge that CROWN's rights in the property derive from a certain agreement dated August 15, 1997 between CROWN herein and Robert
A. Crown d/b/a Crown Communications, hereinafter referred to as the "Prime Lease" and attached hereto as Exhibit "4" to the SLA.

         IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.

                      TRITEL COMMUNICATIONS, INC.

                      By:    _____________________________________
                             Jerry M. Sullivan, Jr. Executive Vice President and Chief Operating Officer

                      CROWN COMMUNICATION INC.
                      D/B/A/ CROWN COMMUNICATIONS

                      By:    _____________________________________
                             John P. Kelly, Executive Vice President
                             and Chief Operating Officer

                                                      Echo 013 KY-LEX, Lexington

                             EXHIBIT "1" TO THE SLA

                                SITE DESCRIPTION

Street Address:         2599 Palumbo Drive
                        Lexington, KY 40509
                        Fayette County

Latitude:               38(o) 0' 54"
Longitude:              84(o) 26' 18"

                                                      Echo 013 KY-LEX, Lexington

                             EXHIBIT "2" TO THE SLA

                              LOCATION OF ANTENNAS

















                         SEE ATTACHED ENGINEERING SHEET

                           CROWN COMMUNICATIONS, INC

                                ENGINEERING SHEET

CUSTOMER: Tritel Communications
                                                            JOB NUMBER    3199

SITE OF INTEREST: ECHO-013 KY-LEX LEXINGTON

                                   REQUESTED INSTALLATION DATE: ________________

Crown Project Manager  Marshall Boyd Phone Number 502-240-0044 Ext. 15
   Network Manager  John Eigenbrode Phone Number 724-416-2255

                                                  -----------------------
   Latitude:  38(0) 00' 55.00" N                     Rev.        Date
                                                  -----------------------
   Longitude:  84(0) 26' 17.00" W                             12/17/98
                                                  -----------------------

ANTENNA INFORMATION:

*See Key Below

------------------------------------------------------------------------------------------------------------------------------------
    ANTENNA    USE     ANT.      ANTENNA    LEVEL       UPRIGHT     AZIMUTH    DOWN      TOWER      FEEDLINE      FEEDLINE   COLOR
       ID       CODE    TYPE      MODEL      (FEET)     /INVERT    (0)T/M      TILT      MOUNT        TYPE         LENGTH     CODE
                 *       *                  CTR LINE                             (0)      PREAmp
------------------------------------------------------------------------------------------------------------------------------------
 1     A1        T       P       7200.01      265'      Upright       0(0)       -         -         1 5/8"         315'        2
------------------------------------------------------------------------------------------------------------------------------------
 2     A4        R       P       7251.01      265'      Upright       0(0)       -        Yes      2 x 1 5/8"       315'      2222
------------------------------------------------------------------------------------------------------------------------------------
 3     B1        T       P       7200.01      265'      Upright      120(0)      -         -         1 5/8"         315'        6
------------------------------------------------------------------------------------------------------------------------------------
 4     B4        R       P       7251.01      265'      Upright      120(0)      -        Yes      2 x 1 5/8"       315'      6666
------------------------------------------------------------------------------------------------------------------------------------
 5     C1        T       P       7200.01      265'      Upright      240(0)      -         -         1 5/8"         315'        9
------------------------------------------------------------------------------------------------------------------------------------
 6     C4        R       P       7251.01      265'      Upright      240(0)      -        Yes      2 x 1 5/8"       315'      9999
------------------------------------------------------------------------------------------------------------------------------------
 7
------------------------------------------------------------------------------------------------------------------------------------
 8
------------------------------------------------------------------------------------------------------------------------------------
 9
------------------------------------------------------------------------------------------------------------------------------------
10
------------------------------------------------------------------------------------------------------------------------------------
11
------------------------------------------------------------------------------------------------------------------------------------
12
------------------------------------------------------------------------------------------------------------------------------------

T-TRANSMIT       O-OMNI       M-MICROWAVE DISH   G-GPS
R-RECEIVE        P-PANEL      Y-YAGI
D-DUPLEX         D-DIPOLE     S-SAT. DISH

ANTENNA SPECIFICATIONS:
------------------------------------------------------------------------------------------------------------------------------------
     ANT. MODEL         MANUFACTURER      CONNECTOR TYPE         DIMENSIONS               WEIGHT             WIND LOADING     MOUNT
                                                               (H X W X D)                                                   WEIGHT
------------------------------------------------------------------------------------------------------------------------------------
      7251.01              Allgon           DIN Female           75"x5x3.2"              17.6 lbs              2.6 ft2         --
------------------------------------------------------------------------------------------------------------------------------------
      7200.01              Allgon           DIN Female         74.8"x5.5"x2"             13.2 lbs              2.85 ft2        --
------------------------------------------------------------------------------------------------------------------------------------

FEEDLINE MANUFACTURER: COMSCOPE CR5O-1873PE 1 5/8" COAX

LIGHTNING SUPPRESSOR:

------------------------------------------------------------------------------------------------------------------------------------
                             MANUFACTURER                                                               MODEL
------------------------------------------------------------------------------------------------------------------------------------
                              Polyphaser
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                    EXHIBIT "2"

                           CROWN COMMUNICATIONS, INC
                                ENGINEERING SHEET

Base Station Equipment:
           Manufacturer:  Ericsson
           Model Number:
   Power Output (Watts):
      Connector Type(s):  N Female
     Floor Space Assign:  9' x 10' leased area per floor plan
      Frequencies (Mhz):      Transmit                   Receive
                          ----------------------------------------------
                             1950-1965                 1950-1965
                          ----------------------------------------------

                          ----------------------------------------------

                          ----------------------------------------------

                          ----------------------------------------------

                          ----------------------------------------------

                          ----------------------------------------------

                          ----------------------------------------------

                          ----------------------------------------------


TRANSMITTER INTERMOD PROTECTION:
      Bandpass Filter Mfg.:
   Bandpass Filter Model #:
     Bandpass Filter Range:
             Duplexer Mfg.:
          Duplexer Model #:
   Duplexer TXRX Isolation:

LAND/BUILDING/POWER REQUIREMENTS:

     Building/Shelter Size: Equipment to be mounted in Room A as per floor plan in 9'x 10' lease area
     Building/Shelter Type:

         Required AC Power: 100 amp service
    House or Metered Power: Metered
 Generator / Non Generator:  Non-Generator

NETWORK ENGINEERING APPROVAL: JJE DATE: 12/18/98

COMMENTS / SPECIAL INSTRUCTIONS

                                                      Echo 013 KY-LEX, Lexington

                             EXHIBIT "3" TO THE SLA

                  DESCRIPTION OF EQUIPMENT BUILDING/FLOOR SPACE




                             SEE ATTACHED SITE PLAN

                                                      Echo 013 KY-LEX, Lexington





                                GRAPHIC OMITTED

                                                      Echo 013 KY-LEX, Lexington

                             EXHIBIT "4" TO THE SLA

                              PRIME LEASE AGREEMENT




                       SEE ATTACHED SPECIAL WARRANTY DEED

                              SPECIAL WARRANTY DEED

THIS DEED MADE the ____ day of ________, 1997 by and between ROBERT A. CROWN D/B/A CROWN COMMUNICATIONS, [a married man], with an address of the Township of Collier, County of Allegheny and Commonwealth of Pennsylvania (hereinafter called "Grantor")

                                       AND

CROWN COMMUNICATION INC., a Delaware corporation, with an address of 510 Bering Drive, Suite 301, Houston, TX 77057 (hereinafter called "Grantee")

WITNESSETH, that for valuable consideration in the total amount of __________ paid in cash, the receipt of which is hereby acknowledged, Grantor does hereby grant, bargain, sell, convey and transfer, unto Grantee, its successors and assigns, the following described real estate situated in Fayette County, Kentucky, and being more particularly described as follows:

All of Lot 3C1 Block "A", Unit 3, Lakeview Industrial Subdivision, in Lexington, Fayette County, Kentucky, as shown on the Fourth Amended Final Record Plat of Lot 3, Block "A", Lakeview Industrial Subdivision, of record in the Fayette County Clerk's Office, Plat Cabinet J, Slide 196.

Being the same property conveyed to Crown Communications, a sole proprietorship, by deed dated July 30, 1991, of record in Deed Book 1594, Page 578 and being the same property conveyed to Robert A. Crown d/b/a Crown Communications, by Deed of Correction, dated December 23, 1991, of record in Deed Book 1614, page 58, both in the Office of the Clerk of the County Court of Fayette County, Kentucky.

                                             Exhibit 2

                                             Exhibit 4

                                                      Echo 013 KY-LEX, Lexington

TO HAVE AND TO HOLD, Said land, with its appurtenances, unto said Grantee, its successors and assigns forever, with covenant of Special Warranty, and said Grantor further covenants with said Grantee, its successors and assigns, that Grantor is lawfully seized of said land in fee simple, and has full right and power to convey the same, and that said land is free from all encumbrances.

PROVIDED, however, there is excepted from the foregoing covenants and warranties, all reservations, building and use restrictions in prior deeds or instruments of record; public utility easements and other easements as shown of record; all matters apparent upon an inspection of the property hereby conveyed and all zoning and land use laws; and all coal, mineral and mining rights and oil and gas leases heretofore granted.

         WITNESS, Whereof said Grantor has hereunto set his hand on the day and date first above written.

                                          -------------------------------
                                          ROBERT A. CROWN
                                          D/B/A CROWN COMMUNICATIONS

COMMONWEALTH OF PENNSYLVANIA              )
                                          )         ss:
COUNTY OF ALLEGHENY                       )

         The foregoing instrument was acknowledged before me this ____ day of August, 1997, by Robert A. Crown, d/b/a Crown Communications.

                                 My commission expires: ________________________

                                                        ------------------------
                                                             Notary Public

                                                      Echo 013 KY-LEX, Lexington

                           CONSIDERATION CERTIFICATE

We, Robert A. Crown, d/b/a Crown Communications, Grantor, and
_______________________, ______________________ of Crown Communication Inc., do
hereby certificate pursuant to KRS Chapter 382, that the abovestated consideration in the amount of ______________, is true, correct and full consideration paid for the property herein conveyed.

                                            ------------------------------------
                                            ROBERT A. CROWN
                                            D/B/A CROWN COMMUNICATIONS

                                            ------------------------------------
                                            CROWN COMMUNICATION INC.

                                            By: ________________________________

                                            Its: _______________________________

COMMONWEALTH OF PENNSYLVANIA                     )
                                                 )         SS:
COUNTY OF ALLEGHENY                              )

         The foregoing consideration certificate was subscribed and sworn to before me this ____ day of August, 1997, by Robert A. Crown, d/b/a Crown Communications, Grantor, and _____________________________, _________________,
of Crown Communication Inc., a Delaware corporation, Grantee, on behalf of the corporation.

                                 My commission expires: ________________________

                                                        ------------------------
                                                             Notary Public

(SEAL)

This instrument was prepared by:

-----------------------------
Donald A. Kortlandt
Kirkpatrick & Lockhart LLP
1500 Oliver Building
Pittsburgh, Pennsylvania 15222-2312
(412) 355-6546